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Gran Tierra Energy Inc. Announces Ratification of its Onshore Exploration, Development and Production Sharing Agreement in Azerbaijan

CALGARY, Alberta – October 5, 2026 (GLOBE NEWSWIRE)—Gran Tierra Energy Inc. (“Gran Tierra” or the “Company”) (NYSE American:GTE)(TSX:GTE)(LSE:GTE) is pleased to announce that the Milli Majlis, the Parliament of the Republic of Azerbaijan, has ratified the exploration, development and production sharing agreement (the “EDPSA”) for the onshore Guba-Khazaryani region (the “Contract Area”) that the Company signed with the State Oil Company of the Republic of Azerbaijan on February 18, 2026.

“We would like to thank our partner, the State Oil Company of the Republic of Azerbaijan, the Government of the Republic of Azerbaijan and all of its agencies involved in the ratification process, and the Milli Majlis for their hard work and commitment in passing this bill during the first plenary session of the autumn term,” said Gary Guidry, President and Chief Executive Officer of Gran Tierra.

Airborne dFTG Program Update

Gran Tierra has completed the flying of its airborne digital full tensor gradiometry (“dFTG”) survey in Azerbaijan. Gran Tierra flew 102 lines for 5,775-line kilometers, covering a total area of 4,815 square kilometers. The dFTG information will be used to help define the geometry of sedimentary basins and fault-related structures that potentially trap oil and gas in the Contract Area. This information will be integrated with existing seismic and exploratory well data to optimize the selection of future seismic acquisition areas and exploration and appraisal drilling locations.

Contact Information

For investor and media inquiries please contact:

Gary Guidry, Chief Executive Officer

Ryan Ellson, Executive Vice President & Chief Financial Officer

(403) 265-3221

info@grantierra.com

Corporate Presentation:

Gran Tierra’s Corporate Presentation has been updated and is available on the Company website at www.grantierra.com.

About Gran Tierra Energy Inc.

Gran Tierra Energy Inc., together with its subsidiaries, is an independent international energy company currently focused on oil and natural gas exploration and production in Canada, Colombia and Ecuador. The Company is the operator of, and holds a 65% working interest in, an onshore exploration, development and production sharing agreement in Azerbaijan. Upon completion of the previously announced sale of its Colombian and Ecuadorian businesses (the “Sale”), the Company’s operations will be focused on Canada and Azerbaijan, and the Company will continue to pursue additional new growth opportunities that would further strengthen the Company’s portfolio. The Company’s common stock trades on the NYSE American, the Toronto Stock Exchange and the London Stock Exchange under the ticker symbol GTE. Additional information concerning Gran Tierra is available at www.grantierra.com. Except to the extent expressly stated otherwise, information on the Company’s website or accessible from our website or any other website is not incorporated by reference into and should not be considered part of this press release. Investor inquiries may be directed to info@grantierra.com or (403) 265-3221.

Gran Tierra’s filings with the U.S. Securities and Exchange Commission (the “SEC”) are available on the SEC website at http://www.sec.gov. Gran Tierra’s Canadian securities regulatory filings are available on SEDAR+ at http://www.sedarplus.ca and UK regulatory filings are available on the National Storage Mechanism website at https://data.fca.org.uk/#/nsm/nationalstoragemechanism.

Forward-Looking Statements and Legal Advisories

This press release contains opinions, forecasts, projections and other statements about future events or results that constitute forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and financial outlook and forward-looking information within the meaning of applicable Canadian securities laws (collectively, “forward-looking statements”). Forward-looking statements may be identified by words such as “anticipate,” “believe,” “expect,” “intend,” “plan,” “will,” “may,” “should,” “could,” “estimate,” “forecast,” “target,” “potential” and similar expressions. Such forward-looking statements include, but are not limited to, statements regarding the effectiveness of the EDPSA, the timing and scope of the exploration program in Azerbaijan, the completion of the dFTG program, including the acquisition of LiDAR data, the interpretation of the dFTG dataset and its use in informing future exploration activities, the Sale and the Special Meeting, and the Company’s plans and expectations following completion of the Sale.

The forward-looking statements contained in this press release reflect several material factors, expectations and assumptions of Gran Tierra. These include, without limitation, that the EDPSA will become effective and the exploration program will be executed on the anticipated timeline, the availability of equipment, contractors and personnel to complete the dFTG program, that the required stockholder, regulatory and other approvals for the Sale will be obtained and the other conditions to completion will be satisfied or waived, that the Sale will be completed on the anticipated terms and timeline, and that Gran Tierra will continue to conduct its operations in a manner consistent with its current expectations. Gran Tierra believes that the material factors, expectations and assumptions reflected in the forward-looking statements are reasonable at this time, but no assurance can be given that they will prove to be correct.

Important factors could cause actual results to differ materially from those indicated by the forward-looking statements. Risks relating to Azerbaijan include the risk that the effectiveness of the EDPSA is delayed, political, regulatory, legal and sanctions-related risks associated with operating in a new jurisdiction, the risk that the dFTG program is delayed or not completed as planned, the risk that interpretation of the dFTG dataset does not identify prospective targets, and the risk that exploration activities do not result in commercial discoveries. Risks relating to the Sale include the possibility that required stockholder, regulatory or other approvals are not obtained, the possibility that other conditions to completion are not satisfied or waived, delays in completing or the failure to complete the Sale, and the risk that the agreement governing the Sale is terminated in circumstances requiring Gran Tierra to pay a termination fee or bear other costs. Other risks include volatility in commodity prices, market conditions and the trading price of Gran Tierra’s common stock or bonds, and the risk factors detailed from time to time in Gran Tierra’s periodic reports filed with the SEC, including under the caption “Risk Factors” in Gran Tierra’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. These filings are available on the SEC’s website at www.sec.gov and on SEDAR+ at www.sedarplus.ca.

The forward-looking statements contained in this press release are based on information available to Gran Tierra as of the date of this press release and speak only as of such date. Gran Tierra disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as expressly required by applicable law.

Additional Information and Where to Find It

This press release may be deemed to be solicitation material in respect of the Sale. In connection with the Sale, the Company filed a definitive proxy statement on Schedule 14A (the “Proxy Statement”) with the SEC on September 23, 2026, for the special meeting of stockholders to be held on October 9, 2026 (the “Special Meeting”). This press release is not a substitute for the Proxy Statement or any other document the Company may file with the SEC in connection with the Sale. Stockholders are urged to read the Proxy Statement and any other relevant documents filed with the SEC carefully and in their entirety because they contain important information about the Sale. Stockholders may obtain free copies of the Proxy Statement and other documents filed by the Company with the SEC at www.sec.gov and on the Company’s website at www.grantierra.com.

Participants in the Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in respect of the Special Meeting. Information regarding the Company’s directors and executive officers and their interests in the Sale is contained in the Proxy Statement, which may be obtained free of charge from the sources indicated above.